Exhibit 23.2


                          INDEPENDENT AUDITORS' CONSENT


      We consent to the incorporation by reference in this Registration Statement of Kroll Inc. on Form S-8 of our report dated February 13, 2003 (March 6, 2003 as to Note 2, June 18, 2003 as to Notes 1 and 5(a) and September 17, 2003 as to Note 21) relating to the consolidated financial statements of Kroll Inc. at December 31, 2002 and 2001 and for each of the years then ended, appearing in the Current Report on Form 8-K of Kroll Inc. dated September 19, 2003.

/s/ Deloitte & Touche LLP


New York, New York
September 19, 2003